Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of $350,000,000 aggregate principal amount of 2.350% Notes due 2021 pursuant to a Registration Statement on Form S-3 (File No. 333-194430) and a related prospectus supplement filed with the Securities and Exchange Commission on August 3, 2016 are estimated as follows:

Estimated Expenses
SEC registration fee	$35,204
Legal fees and expenses	175,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	90,000
Printing fees	25,000
Rating agency fees	598,500
Trustee’s fees and expenses	12,500
Miscellaneous	—

Total expenses	$936,204